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                                                                     EXHIBIT 5.2

                               MAPLES AND CALDER
                               P.O. Box 309 G.T.
                                  Ugland House
                              South Church Street
                          Grand Cayman, Cayman Islands

To: Noble Corporation
P.O Box 309GT
Ugland House
South Church Street
Grand Cayman

16, September, 2003

Dear Sirs,

RE: NOBLE CORPORATION (THE "COMPANY")

We have acted as Cayman Islands counsel to the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission by the Company, Noble Holding (U.S.) Corporation, Noble Drilling Corporation, Noble Drilling Holding Limited, and Noble Drilling Holding LLC, under the Securities Act of 1933, as amended (the "Act"), relating to securities to be issued and sold by, inter alia, the Company from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price not to exceed $500,000,000. Such securities include (a) ordinary shares of the Company (the "Ordinary Shares"); (b) preferred shares of the Company (the "Preferred Shares"); and (c) contractual warrants to subscribe for securities in the Company ("Warrants").

The opinions set forth herein relate only to the Ordinary Shares, the Preferred Shares and the Warrants. We understand that Baker Botts L.L.P., United States counsel to the Company, will deliver its opinion relating to the senior debt securities, the subordinated debt securities, the debt guarantees and the depositary shares to be delivered under the Registration Statement.


1        DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1 the Certificate of Incorporation and Memorandum and Articles of Association of the Company as registered or adopted on 12 February, 2002;

1.2 the minutes of a meeting of the Board of Directors of the Company held on 25 July, 2003 and the corporate records of the Company maintained at its registered office in the Cayman Islands;

1.3 a Certificate of Good Standing issued by the Registrar of Companies (the "Certificate of Good Standing");

1.4 a certificate from an officer of the Company the form of which is annexed hereto (the "Officer's Certificate"); and

1.5      the Registration Statement.

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MAPLES and CALDER                                                              2
CAYMAN EUROPE ASIA

2        ASSUMPTIONS

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Officer's Certificate and the Certificate of Good Standing. We have also relied upon the following assumptions, which we have not independently verified:

2.1 copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2      all signatures, initials and seals are genuine;

2.3 the Company will receive money or money's worth in consideration for the issue of the Ordinary Shares and the Preferred Shares, and that none of the Ordinary Shares or the Preferred Shares will be issued for less than par value;

2.4 there will be sufficient Ordinary Shares and Preferred Shares authorised for issue under the Company's memorandum of association; and

2.4 there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing.

3        OPINION

Based upon, and subject to, the foregoing assumptions and having regard to such legal considerations as we deem relevant, we are of the opinion that:

1. The Company is an exempted company duly incorporated and validly existing and, based on the certificate issued by the Cayman Islands Registrar of Companies, in good standing under the laws of the Cayman Islands.

2. With respect to Ordinary Shares, when (i) the Board of Directors of the Company or, to the extent permitted by the laws of the Cayman Islands and the Company's memorandum of association and articles of association, a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the Board) has taken all necessary corporate action to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Ordinary Shares has been recorded in the share register of the Company and (iii) the subscription price of such Ordinary Shares (being not less than the par value of the Ordinary Shares) has been fully paid in cash or other consideration approved by the Board, the Ordinary Shares will be duly authorized and validly issued, fully paid and non-assessable.

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MAPLES and CALDER                                                              2
CAYMAN EUROPE ASIA

3. With respect to Preference Shares, when (i) the Board has taken all necessary corporate action to approve and establish the terms of the Preference Shares and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) the issue of such Preference Shares have been recorded in the share register of the Company and
         (iii) the contractual subscription price of such Preference Shares (being not less than the par value of the Preference Shares) has been fully paid in cash or other consideration approved by the Board, the Preference Shares will be duly authorized, validly issued, fully paid and non-assessable.

4. With respect to Warrants, when (i) the Board has taken all necessary corporate action to approve the creation and terms of the Warrants and to approve the issue thereof, the terms of the offering thereof and related matters; (ii) a warrant agreement relating to the Warrants shall have been duly authorized and validly executed and delivered by the Company and the financial institution designated as warrant agent thereunder; and (iii) the certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the warrant agreement relating to the Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefore provided therein, the Warrants will be duly authorized, legal and binding obligations of the Company.

This opinion is given as of the date shown. We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours faithfully,

/S/MAPLES and CALDER
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                                                                     EXHIBIT 5.2
                                                                     Cont....

                                NOBLE CORPORATION
                                 P.O. Box 309 GT
                          Grand Cayman, Cayman Islands

                                                              16 September, 2003

To: Maples and Calder
P.O. Box 309GT
Ugland House
South Church Street
Grand Cayman
Cayman Islands

Dear Sirs,

NOBLE CORPORATION (THE "COMPANY")

I, Julie J. Robertson, being an officer of the Company, am aware that you are being asked to provide a legal opinion (the "Opinion") in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1        The Memorandum and Articles of Association of the Company as registered on 12 February, 2002 remain in full force and effect and are unamended.

2        The Company has not entered into any mortgages or charges over its property or assets other than those entered in the register of mortgages and charges.

3        The minutes of the meeting of the board of directors held on 8 March,
2002 and 25 July, 2003 (the "Meetings") are a true and correct record of the proceedings of the Meetings, which were duly convened and held, and at which a quorum was present throughout.

4        The members of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting the registration of the additional ordinary shares of the Company.

5        The resolutions set forth in the minutes of the Meetings were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6        The directors of the Company at the date of the Meeting held on 8
March, 2002 were as follows:

                       James C. Day
                       Robert D. Campbell

                       Julie J. Robertson (appointed during the Meeting on 8 March, 2002)

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and the directors of the Company at the date of the Meeting held on 25 July,
2003 were as follows:

                       James C. Day
                       Michael A. Cawley
                       Lawrence J. Chazen
                       Luke R. Corbett
                       Marc E. Leland
                       Jack E. Little
                       William A. Sears

7        The Minute Book and corporate records of the Company as maintained at its registered office in the Cayman Islands and made available to you are complete and accurate in all material respects, and all minutes and resolutions filed therein represent a complete and accurate record of all meetings of the members and directors (or any committee thereof) (duly convened in accordance with the Articles of Association) and all resolutions passed at the meetings, or passed by written consent as the case may be.

         I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I shall have previously notified you personally to the contrary.

-----------------
Julie J. Robertson,
Senior Vice President - Administration
   and Secretary

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